Exhibit 10.1

October 17, 2005

Jeff Mathiesen

13640 Duluth Drive

Apple Valley, MN 55124

Jeff:

I would like to offer you the position of Vice President and Chief Financial Officer with Waters Instruments, Inc. The details of the position are confirmed below:

Title:	Vice President and Chief Financial Officer
First Day of Employment:	On or about December 1, 2005
Location:	Based in Plymouth, travel as needed
Report to:	Jerry Grabowski, President and CEO
Salary:	$167,000 with bonus potential of 35% first year of employment
Stock Options:	35,000 shares
Vacation:	208 hours accrued first year of employment
Benefits:

Insurance eligibility begins on or about December 1, 2005. Health, Dental, Life Insurance, and Disability premiums will be reimbursed as taxable income 401(k) eligibility begins after 6 months of employment

I hope to welcome you to Waters Instruments, Inc. If you have any questions, please let me know.

Sincerely,

/s/ Jerry Grabowski
Jerry Grabowski

President and Chief Executive Officer
Waters Instruments, Inc.